Exhibit 2.1


                          AGREEMENT AND PLAN OF MERGER
                                     MERGING
                  ATLANTA MARRIOTT MARQUIS LIMITED PARTNERSHIP
                                  WITH AND INTO
                 ATLANTA MARRIOTT MARQUIS II LIMITED PARTNERSHIP

                                    ARTICLE I
                        Name of Constituent Partnerships

     1. The names of the constituent partnerships are Atlanta Marriott Marquis Limited Partnership, a Delaware limited partnership ("AMMLP") and Atlanta Marriott Marquis II Limited Partnership, a Delaware limited partnership (the "Partnership").

     2. The name of the surviving partnership is Atlanta Marriott Marquis II Limited Partnership, a Delaware limited partnership, and subsequent to the merger its name will remain unchanged.

                                   ARTICLE II
                      Interests in Constituent Partnerships

     1. The partnership interests of AMMLP are owned by the following persons:

     Name                          Partnership Interest            Percentage
     ----                          --------------------            ----------

     Marriott Marquis Corporation  General Partner                   1.00%
     Marriott Marquis Corporation  Class B Limited Partner          19.00%
     Various investors             Class A Limited Partners         80.00%

     2. The partnership interests of the Partnership are owned by the following persons:

     Name                          Partnership Interest            Percentage
     ----                          --------------------            ----------

     Marriott Marquis Corporation  General Partner                  99.00%
     Christopher G. Townsend       Limited Partner                   1.00%

     3. As to each party to the merger, the percentage interests voted for and against the merger are as follows:

              Partnership            Percentage      Percentage Interest
Partnership   Interest               Outstanding  Voted For      Voted Against
-----------   --------               -----------  ---------      -------------

AMMLP         General Partner              1              1            0
              Class B Limited Partner     19             19            0
              Class A Limited Partners    80      As immediately set forth below


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     The Class A Limited Partners' 80% ownership of AMMLP is divided into 530 units of limited partnership interest ("Unit(s)"). Each holder of Units is entitled to cast one vote for each Unit held of record; holders of half-Units are entitled to cast half a vote for each half-Unit held of record. The Class A Limited Partners voted their Units for the merger as follows:

          Units voted for          304.23
          Units voted against      23.9167
          Units abstained          10.25

     The holders of the balance of the Units did not vote.

               Partnership       Percentage           Percentage Interest
Partnership    Interest          Outstanding       Voted For    Voted Against
-----------    --------          -----------       ---------    -------------

Partnership    General Partner       99               99            0
               Limited Partner        1                1            0

                                   ARTICLE III
                         Terms and Conditions of Merger

     1. Upon the filing of a Certificate of Merger with the Delaware Secretary of State, the separate existence of AMMLP shall cease, and said partnership shall be merged (in accordance with the provisions of this plan) into the Partnership, which shall survive such merger and shall, without other transfer, succeed to and possess all the rights, privileges, immunities, powers and purposes of AMMLP, and all property, real and personal, and every other asset of AMMLP shall vest in the Partnership without further act or deed. As the surviving partnership, the Partnership shall assume and be liable for the obligations and liabilities of AMMLP, and no liability or obligation due or to become due, claim or demand for any cause existing against AMMLP or any partner thereof shall be released or impaired by such merger.

     2. In consideration for AMMLP's contribution of its assets as provided in Paragraph 1 of this Article III, on the effective date, the Partnership shall issue to the partners of AMMLP the number of units of limited partnership interest in the Partnership shown opposite the name of each such partner on
Exhibit 1 attached hereto and made a part hereof.

     3. The Partnership shall pay all costs and expenses of carrying this plan into effect and accomplishing this merger.



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                                   ARTICLE IV
                 Partnership Agreement of Surviving Partnership

     The partnership agreement of the Partnership as of the effective date of the merger shall continue in full force and effect until amended in accordance with its terms or as permitted by the provisions of the laws of the State of Delaware.

                                    ARTICLE V
                                 Effective Date

     The effective date of this Agreement and Plan of Merger shall be 9:00 a.m. on December 31, 1997.

                                   ATLANTA MARRIOTT MARQUIS
                                   LIMITED PARTNERSHIP

                                   By:  Marriott Marquis Corporation
                                        General Partner



                                   By:  /s/ Patricia K. Brady
                                       ---------------------------
                                        Patricia K. Brady, Vice President

                                   ATLANTA MARRIOTT MARQUIS II
                                   LIMITED PARTNERSHIP

                                   By:  Marriott Marquis Corporation
                                        General Partner



                                   By:  /s/ Patricia K. Brady
                                        --------------------------
                                        Patricia K. Brady, Vice President